UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2016

SPUTNIK ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52366	52-2348956
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10781 Satellite Blvd. Orlando, FL	32837
(address of principal executive offices)	(zip code)

855-873-7536
(registrant's telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

An Agreement was made on February 5, 2016 between FV Corporation ("FV" or "Seller") and Sputnik Enterprises, Inc. ("SPNI" or "Buyer"). The Agreement provides that, subject to all the terms and conditions of this Agreement, at the Closing, FV agrees to receive from SPNI, and SPNI agrees to issue to the shareholders of the Seller (each, a "Shareholder") an aggregate of 45,170,085 shares of Common Stock ("SPNI Common Stock") and such number of shares of Series A Convertible Preferred Stock that convert into an additional 45,170,085 shares of Common Stock of SPNI ("SPNI Preferred Stock") (the SPNI Common Stock and the SPNI Preferred Stock collectively, the "Share Consideration") in exchange for the transfer of all of the issued and outstanding shares of the Common Stock of FV ("FV Shareholder's Shares") to SPNI. Each FV Shareholder's Share that is issued and outstanding immediately before the Closing shall entitle the holder thereof to receive one share of SPNI Common Stock and 0.0001 shares of SPNI Preferred Stock which equates to one share of common stock (together, the "Exchange Ratio"), such that when all shares of Common Stock and SPNI Preferred Stock have been issued under this Agreement and all shares Preferred Stock issued under this Agreement have been converted to common stock, an aggregate of 90,340,170 shares of SPNI Common Stock shall have been issued to FV's Shareholders under this Agreement. Notwithstanding the foregoing, prior to Closing, the parties shall adjust the number of FV Shareholder's Shares to be transferred to SPNI to such number of shares of FV Common Stock as is actually issued and outstanding as of the Closing Date and the aggregate number shares of SPNI Common Stock and SPNI Preferred Stock to be issued to the FV Shareholders shall be adjusted accordingly pursuant to the Exchange Ratio.

Closing of the Agreement is contingent upon a number of terms and conditions described in the Agreement, including FV securing shareholder approval as required under the laws of South Carolina.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of thereof, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by reference.

At Closing, SPNI shall file the information on Form 8-K required upon termination of shell status.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

INDEX TO EXHIBITS

Exhibit	Description

10.1	Agreement between FV and SPNI

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPUTNIK ENTERPRISES, INC.

Date: February 5, 2016	By:	/s/ Anthony Gebbia
Anthony Gebbia,
Chief Executive Officer